Exhibit 99.1

Contact:

Eric Slusser, Chief Financial Officer

Ben Bier, Vice President Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Increases Authorization for Share Repurchase Program

ST. LOUIS, December 3, 2015—Express Scripts (Nasdaq: ESRX) announced that on December 2, 2015, the Board of Directors of the Company approved an increase in the authorized number of shares that may be repurchased under the Company’s share repurchase program by an additional 60 million shares, or a total authorization of 265 million shares, of the Company’s common stock.

About Express Scripts

Express Scripts puts medicine within reach of tens of millions of people by aligning with plan sponsors, taking bold action and delivering patient-centered care to make better health more affordable and accessible.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery pharmacy care, specialty pharmacy care, specialty benefit management, benefit-design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Express Scripts also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.